Exhibit (a)(1)(iii)


                                PMC-Sierra, Inc.

                           Offer to Purchase for Cash
        Up to $150,000,000 Aggregate Principal Amount of its Outstanding
            3.75% Convertible Subordinated Notes due August 15, 2006

                    (CUSIP Nos. 69344F AB 2 and 69344F AA 4)


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THE OFFER AND YOUR WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 PM, NEW YORK CITY TIME,
ON TUESDAY, JANUARY 6, 2004, UNLESS THE OFFER IS EXTENDED (SUCH TIME AND DATE,
AS IT MAY BE EXTENDED, THE "EXPIRATION DATE").
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                                                                December 3, 2003

To Our Clients:

         Enclosed for your consideration is an Offer to Purchase (the "Offer to Purchase") and a form of Letter of Transmittal (the "Letter of Transmittal" and, together with the Offer to Purchase, the "Offer"), relating to the offer by PMC-Sierra, Inc., a Delaware corporation ("PMC-Sierra"), to purchase for cash up to $150 million aggregate principal amount of its outstanding 3.75% Convertible Subordinated Notes due August 15, 2006 at a purchase price of $1,000 plus related accrued interest to, but excluding, the payment date of the Offer for each $1,000 principal amount of notes. Capitalized terms used in this letter and not defined in this letter have the meanings ascribed to them in the Offer to Purchase.

         The material relating to the Offer is being forwarded to you as the beneficial owner of notes carried by us for your account or benefit but not registered in your name. A tender of any notes may only be made by us as the registered holder of the notes and pursuant to your instructions. Therefore, PMC-Sierra urges beneficial owners of notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact and instruct that broker, dealer, commercial bank, trust company or other nominee if such holder desires to tender those notes pursuant to the Offer.

         Accordingly, we request instructions as to whether you wish us to tender any or all of the notes held by us for your account. We urge you to read carefully the Offer to Purchase, the Letter of Transmittal and the other materials provided with this letter before instructing us to tender your notes.

         Your instructions to us should be forwarded as promptly as possible in order to permit us to tender notes on your behalf in accordance with the provisions of the Offer to Purchase. The Offer and withdrawal rights will expire at 5:00 PM on Tuesday, January 6, 2004, the Expiration Date, unless extended by PMC-Sierra in its sole discretion. To receive the purchase price, valid tenders must be received by the Depositary on or before the Expiration Date.

         Your attention is directed to the following:

         1. The Offer is for up to $150 million aggregate principal amount of notes that are outstanding. As of December 3, 2003, there was $175.0 million aggregate principal amount of notes outstanding. The Offer represents approximately 86% of the aggregate principal amount of notes outstanding as of December 3, 2003.

         2. If you desire to tender any notes pursuant to the Offer and to receive the purchase price, we must receive your instructions in ample time to permit us to effect a tender of notes on your behalf on or before the Expiration Date.

         3. The offer to purchase is being made upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal.

         4. Any transfer taxes incident to the transfer of notes from the tendering holder to PMC-Sierra will be paid by PMC-Sierra, except as provided in the Offer to Purchase and the instructions to the Letter of Transmittal.

         If you wish to have us tender any or all of your notes held by us for your account or benefit pursuant to the Offer to Purchase, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender notes held by us and registered in our name for your account.

                                  INSTRUCTIONS

         The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Offer by PMC-Sierra with respect to the notes.

         This will instruct you to tender the principal amount at maturity of notes indicated below held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Offer to Purchase dated December 3, 2003, and the Letter of Transmittal.

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         Certificate No.              Principal Amount at Maturity Tendered*
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*    If no  amount  is  indicated,  the  undersigned  will  be  deemed  to  have instructed you to tender (and to deliver Consents in respect of) the entire principal amount at maturity of notes held by the undersigned.

PLEASE SIGN HERE

Name(s)
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                                 (Please Print)

Address
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Area Code and Telephone No.
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Employer Identification or Social Security No.
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My Account Number With You
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Date
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